ADDENDUM TO PROPERTY OPTION AGREEMENT

This Addendum to the Property Option Agreement (the “Addendum”) is made and entered this 20th day of December, 2011, by and between 9252-4768 Quebec Inc., a Quebec corporation (the “Optionee”), a wholly owned subsidiary of Solo International, Inc., a Nevada Corporation (the “Company”), and 9228-6202 Quebec Inc., a Quebec corporation (the “Optionor”) and is an addendum to that certain Property Option Agreement entered into by and between the Optionee and Optionor. Each of the parties to this Addendum is individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on November 15, 2011, the Optionee and Optionor entered into that certain Property Option Agreement (“Option Agreement”) of which this Addendum is attached and is made part of, whereby the Optionee was granted the exclusive option to acquire an undivided 100% right, title and interest in and to certain mineral claims, located in Portland Township, Outaouais, Quebec (the "Property"), which consists of 2 mineral claims (CDC2261871(Philadelphia) and CDC2318741) totaling approximately 120 hectares currently staked and recorded in the name of the Optionor, pursuant to the terms and conditions of the Option Agreement.

WHEREAS, at the time the Option Agreement was executed, the Registraire des Enterprises Quebec had not provided the Company with the Optionee’s constituent documents including the name of the corporation, thus the Optionee’s current name was unknown to the Company, and Optionee’s name was omitted from the Option Agreement.

WHEREAS, the purpose of this Addendum is to identify the Optionee as 9252-4768 Quebec, Inc., which shall be of the same force and effect as if Optionee had been correctly identified in the Option Agreement.

AGREEMENT

NOW THEREFORE, upon the above stated Recitals, which are incorporated herein by reference, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is hereby agreed as follows:

1. Optionee Name. Optionee is hereby identified as 9252-4768 Quebec, Inc.

2. No Other Changes. Except as expressly modified or amended in this Addendum, all of the terms, covenants, provisions, agreements, and conditions of the Option Agreement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

This Addendum has been duly executed by the Parties hereto as of the day and year above written.

The Optionee:                                                                           9252-4768 QUÉBEC INC.
a Quebec, Canada corporation

By: /s/ Michel Plante
      Name: Michael Plante
      Title: Chief Executive Officer

The Optionor:	9228-6202 QUÉBEC INC.
a Quebec, Canada corporation

By: /s/Lam Chan Tho
      Name: Lam Chan Tho
      Title: Chief Executive Officer